EXHIBIT 10.1

AMENDMENT NO. 2 TO

TENAX THERAPEUTICS, INC.

2016 STOCK INCENTIVE PLAN

This Amendment No. 2 (the “Amendment”) to the Tenax Therapeutics, Inc. 2016 Stock Incentive Plan (the “Plan”) to increase the number of shares of common stock issuable under the Plan is made on April 27, 2021, effective as of the time provided below.

WHEREAS, Tenax Therapeutics, Inc. (the “Company”) has heretofore adopted the Plan;

WHEREAS, as a result of the February 23, 2018 reverse stock split, the number of shares of the Company’s common stock issuable under the Plan was reduced from 3,000,000 to 150,000; and

WHEREAS, on June 13, 2019, the stockholders approved Amendment No. 1 to the 2016 Plan, increasing the number of shares of common stock authorized for issuance under the 2016 Plan to a total of 750,000 shares; and

WHEREAS, on April 27, 2021, our Board of Directors approved, subject to stockholder approval, Amendment No. 2 to the 2016 Plan to increase the number of shares of common stock authorized for issuance under the 2016 Plan to a total of 1.5 million shares, representing an increase of 750,000 shares; and

WHEREAS, the Board of Directors of the Company has approved the Amendment contingent upon the approval of the Amendment by the stockholders of the Company.

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to Section 17.1 of the Plan, the Plan is hereby amended as follows, effective as of such time as the Amendment is approved by the stockholders of the Company:

Section 4.1 of the Plan is amended by replacing “seven hundred and fifty thousand (750,000) Shares” with one million five hundred thousand (1,500,000) Shares.”

Except as expressly amended hereby, all provisions of the Plan shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.

The Amendment shall have no effect until such time as it is approved by the stockholders of the Company.

The provisions of the Amendment shall be governed by and interpreted in accordance with the laws of the State of Delaware.